FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2001

HARRELL HOSPITALITY GROUP, INC.

( Exact name of registrant as specified in its charter)

Delaware 0-2661 13-1946181

(State or other jurisdiction (Commission (IRS Employer of

incorporation) File Number) Identification No.)

16475 North Dallas Parkway Suite 410, Addison, Texas 75001

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 972-380-0273

Item 2. Acquisition or Disposition of Assets

On October 15, 2001 the Company sold 2,045,567 shares in Energy Technique plc ("ET") to London and Boston Investments, plc ("L&Bi"), (formerly Cybertec Holdings, plc) for a consideration of 3.30 pence sterling per share. As part of the transaction, the Company has the right to repurchase some or all of the shares at 3.63 pence sterling per share for a period of six months, after which such right shall cease.

L&Bi is a shareholder in the Company, holding 1,392,000 Class A Common Stock (approximately 13% of the outstanding Class A Common shares). Stephen Komlosy, a director of the Company is the Chairman of L&Bi, and Geoffrey Dart, Chairman of Harrell Hospitality Group, is a director of L&Bi.

The proceeds from the sale of the ET stock are to be used by the Company for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paul Barham

(Registrant)

Date 10/24/01 //Paul Barham//

(Signature)